Exhibit 99.1

MERCURY ECOMMERCE ACQUISITION CORP.
BALANCE SHEET
JULY 30, 2021

	July 30, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$2,450,057	$(162,450)	(b)	$2,287,607
Total current assets	2,450,057	(162,450)		2,287,607

Cash held in trust account	176,750,000	5,415,000	(a)	182,219,150
		162,450	(b)
		(108,300)	(c)
TOTAL ASSETS	$179,200,057	$5,306,700		$184,506,757

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,209	$—		$8,209
Accrued offering costs	633,942	—		633,942
Due to Sponsor	20,000	—		20,000
Total current liabilities	662,151	—		662,151

Deferred underwriting fee payable	6,125,000	—		6,125,000
Warrant liabilities	15,770,000	257,213	(a)	16,027,213
Total Liabilities	22,557,151	257,213		22,814,364

Commitments
Class A common stock subject to possible redemption, 15,514,098 shares at redemption value	151,642,905	5,049,487	(d)	156,692,392

Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 150,000,000 shares authorized; 2,527,402 shares issued and outstanding (excluding 15,514,098 shares subject to possible redemption)	249	54	(a)	253
		(50)	(d)
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding (1)	503	(52)	(e)	451
Additional paid-in capital	5,596,891	5,157,733	(a)	5,602,083
		52	(e)
		(103,156)	(c)
		(5,049,437)	(d)
Accumulated deficit	(597,642)	(5,144)	(c)	(602,786)
Total Stockholders' Equity	5,000,001	—		5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$179,200,057	$5,306,700		$184,506,757

(1) As of July 30, 2021, includes up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter. The underwriters partially exercised their over-allotment option on August 20, 2021; at which time 520,875 shares of Class B common stock were forfeited and cancelled.

The accompanying notes are an integral part of the financial statement.

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENT

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of  Mercury Ecommerce Acquisition Corp. (the “Company”) as of July 30, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which closed on August 20, 2021 as described below.

On July 30, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 17,500,000 units (the “Units”). Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant ("Public Warrant"), with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $175,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,850,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Mercury Sponsor Group I LLC (the “Sponsor”), generating gross proceeds of $7,850,000.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 2,625,000 additional Units to cover over-allotments, if any. On August 20, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 541,500 Units (the “Over-Allotment Units”), generating gross proceeds of $5,415,000, and incurred 108,300 in cash underwriting fees.

Simultaneously with the closing of the exercise of the over-allotment option, the Company had transferred a total of $162,450 in risk capital to the Trust Account consisting of $108,300 to reimburse the Trust account for the cash underwriting fee and $54,150 to maintain the Trust Account balance at $10.10 per Unit.

Upon closing of the Initial Public Offering, the sale of the Private Placement Warrants, and the sale of the Over-Allotment Units, a total of $182,219,150 ($10.10 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, the Sponsor agreed to forfeit up to 656,250 shares of Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on August 20, 2021 and forfeited the remainder of the option; thus, 520,875 Founder Shares were forfeited by the Sponsor.

Pro forma adjustments to reflect the partial exercise of the Underwriters’ over-allotment option described above are as follows:

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENT

	Pro forma entries
a.	Cash held in trust account	$5,415,000
	Warrant liabilities		$257,213
	Class A Common Stock		$54
	Additional paid-in capital		$5,157,733
	To record sale of 541,500 Over-allotment Units at $10.00 per Unit

b.	Cash held in trust account	$162,450
	Operating Bank Account		$162,450
	To record the transfer from the risk capital to the Trust Account upon the exercise of the Over-allotment

c.	Additional paid-in capital	$103,156
	Accumulated deficit	$5,144
	Cash held in Trust Account		$108,300
	To record payment of cash underwriting fee

d.	Class A Common Stock	$50
	Additional paid-in capital	$5,049,437
	Common Stock subject to redemption		$5,049,487
	To record Common Stock subject to redemption

e.	Class B Common Stock	$52
	Additional paid-in capital		$52
	To record the forfeiture of 520,875 shares of Class B common stock